UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2025

Date of Report (Date of earliest event reported)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Wheeler Way Langhorne, PA	19047
(Address of Principal Executive Offices)	(Zip Code)

1.800.909.9598

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, Mr. John M. Orobono Jr. notified the Company of his resignation as the Secretary, Chief Financial Officer and a Director of the Company, effective May 9, 2025. The resignation of Mr. Orobono was due to personal reasons, and was not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

While the Company is looking for a full-time Chief Financial Officer to fill the vacancy created by Mr. Orobono’s resignation, the Company’s director, Naoaki Mashita will serve as the interim Chief Financial Officer of the Company, effective on May 9, 2025. Mr. Orobono will continue to serve the Company in a consulting capacity until the vacancy for a full-time Chief Financial Officer has been filled.

Mr. Naoaki Mashita, age 47, has also served as the Company’s Director since February 2024. Since 1998, Mr. Mashita has been the chief executive officer of V-Cube, Inc., the Company’s parent company, and was responsible for such company’s overall management. From November 2018 to August 2019, Mr. Mashita was the chief executive officer and president at Sensyn Robotics, Inc., where he oversaw the company’s daily operations. Mr. Mashita currently serves on the board of directors for Sumitomo Mitsui Trust Bank Limited, Ushio Inc., and Micin Inc. Mr. Mashita received his bachelor’s degree in Computer Science from Keio University in 2000 and his master’s degree in Computer Science from Keio University Graduate School in 2002. Given Mr. Mashita’s experience, the Company believes that he is qualified to serve as interim Chief Financial Officer until the Company hires a full-time Chief Financial Officer.

There are no family relationships between Mr. Mashita and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Mr. Mashita and any other person pursuant to which Mr. Mashita was selected as interim Chief Financial Officer. There have been no transactions involving Mr. Mashita that would be required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN Holdings, Inc.

Date: May 15, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
Chief Executive Officer and Director

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